SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.   20549


                                 FORM 8-K/A  No. 1


                                   CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)DECEMBER 22, 1993
                                                -----------------

                        ATMOS ENERGY CORPORATION
- -----------------------------------------------------------------
         (Exact name of registrant as specified in its charter)



     TEXAS                1-10042                 75-1743247
- ---------------    ---------------------   ----------------------
(State or other    (Commission File No.)   (IRS Employer ID. No.)
jurisdiction of
incorporation)



1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS  75240
- ----------------------------------------------------------  -----
         (Address of principal executive offices)           (Zip
                                                            Code)


Registrant's telephone number, including area code (214) 934-9227
                                                   --------------


- -----------------------------------------------------------------
  (Former name or former address, if changed since last report)






Item 7.   Financial Statements and Exhibits
          (as amended on January 28, 1994 to include additional financial statements of the business acquired and pro forma financial information.)

     (a)  Financial statements of businesses acquired.

          See accompanying "Index to Financial Statements and Pro
          Forma Financial Information" for listing of financial statements which are included herein.

          Certain financial statements and the related independent auditors' report listed in the following index are included in Atmos' Amendment No. 2 to Form
          S-4 (Reg. No. 33-67098) filed October 8, 1993, and are incorporated herein by reference.

     (b)  Pro forma financial information.

          See accompanying "Index to Financial Statements and Pro
          Forma Financial Information" for listing of pro forma financial information included herein.

     (c)  Exhibits.

          See the Exhibits Index for a list of exhibits filed with this report.

                INDEX TO FINANCIAL STATEMENTS AND
                 PRO FORMA FINANCIAL INFORMATION
                        Item 7(a) and (b)


                                               Page Reference
                                             -------------------

                                               This    Amendment
                                               Form     No. 2 to
                                              8-K/A     Form S-4
                                            ---------  ---------

 FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
   Annual Financial Statements of Greeley
   Gas Company:

     Report of Independent Auditors                       F-1

     Balance Sheets as of December 31,                  F-2 and
     1991 and 1992                                        F-3

     Statements of Operations and Retained
       Earnings for the years ended
       December 31, 1991 and 1992                         F-4
     Statements of Cash Flows for the
     years ended December 31, 1991 and
     1992                                                 F-5

     Notes to Financial Statements                        F-6
                                                        through
                                                          F-12



   Interim Financial Statements of Greeley
   Gas Company:                                 5
     Report of Independent Auditors             6

     Balance Sheet as of September 30,
       1993                                     7

     Statements of Operations and Retained
       Earnings for the nine months ended
       September 30, 1992 (Unaudited) and
       1993                                     9

     Statements of Cash Flows for the
       nine months ended September 30,
       1992 (Unaudited) and 1993                11

     Notes to Financial Statements           13 - 24










                INDEX TO FINANCIAL STATEMENTS AND
                 PRO FORMA FINANCIAL INFORMATION
                           (Continued)



                                               Page Reference
                                            --------------------
                                            This       Amendment
                                            Form        No. 2 to
                                            8-K/A       Form S-4
                                            --------------------

 PRO FORMA FINANCIAL INFORMATION
   Atmos Energy Corporation for 1991 and
   1992:

     Unaudited Pro Forma Condensed
       Statements of Income for Atmos'
       year ended September 30, 1991 and
       Greeley's year ended December 31,
       1991                                                33

     Unaudited Pro Forma Condensed
       Statements of Income for Atmos'
       year ended September 30, 1992 and
       Greeley's year ended December 31,
       1992                                                32

     Notes to Unaudited Pro Forma
       Condensed Financial Statements                      35

   Atmos Energy Corporation for the twelve
   months ended September 30, 1993:             25

     Unaudited Pro Forma Condensed
       Balance Sheet as of September 30,
       1993                                     27

     Unaudited Pro Forma Condensed
       Statement of Income                      29

     Notes to Unaudited Pro Forma
       Condensed Financial Statements        30 - 31








































                   INTERIM FINANCIAL STATEMENTS

                                OF

                       GREELEY GAS COMPANY









                  REPORT OF INDEPENDENT AUDITORS



Board of Directors
Greeley Gas Company

We have audited the accompanying balance sheet of Greeley Gas Company as of September 30, 1993, and the related statements of operations and retained earnings and cash flows for the nine months ended September 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greeley Gas Company at September 30, 1993, and the results of its operations and its cash flows for the nine months ended September 30, 1993 in conformity with generally accepted accounting principles.





                                                ERNST & YOUNG

Denver, Colorado
November 24, 1993







                         GREELEY GAS COMPANY
                            BALANCE SHEET

                                                 September 30
                                                     1993
                                                 ------------
ASSETS
 Utility plant, at cost (Note 2)                 $101,398,734
   Less accumulated depreciation                   43,098,387
                                                 ------------
 Net utility plant                                 58,300,347
 Investments:
   Nonutility plant, less accumulated
     depreciation of $244,217                         465,343
   Cash surrender value of life insurance on
     officers less policy loans of $895,531           798,633
   Other investments                                    1,100
                                                 ------------
 Total investments                                  1,265,076

 Current assets:
   Cash                                               730,829
   Accounts receivable, less provision for
     uncollectible accounts of $140,000             2,294,859
   Inventories                                      1,980,799
   Storage gas                                        362,892
   Cost of gas delivered but not billed to
     customers                                        879,261
   Prepayments                                          4,760
   Deferred income taxes receivable from
     shareholders, net (Note 9)                       605,294
                                                  -----------
 Total current assets                               6,858,694

 Deferred charges, less amortization:
   Prepaid pension costs                            1,132,145
   Debt expense                                       624,058
   Other deferred charges                             348,791
                                                 ------------
 Total deferred charges                             2,104,994
                                                 ------------
 Total assets                                    $ 68,529,111
                                                 ============

                       GREELEY GAS COMPANY
                    BALANCE SHEET (Continued)

                                                  September 30
                                                      1993
                                                  ------------
CAPITAL AND LIABILITIES

 Capital stock (Note 3)                            $   958,204
 Retained earnings (Note 4)                         20,244,227
                                                   -----------
 Total capital stock and retained earnings          21,202,431
 Long-term debt (Note 4)                            20,603,308
 Capital lease obligations (Note 2)                  2,973,460
                                                   -----------
 Total capitalization                               44,779,199

 Commitments and contingencies (Notes 2, 4 and 8)

 Current liabilities:
   Long-term debt due within one year                  300,000
   Capital lease obligations due within one year
     (Note 2)                                          133,360
   Notes payable to banks (Note 6)                   4,500,000
   Accounts payable                                  5,573,363
   Customers  deposits                               3,316,220
   Accrued liabilities:
     Property taxes                                    832,759
     Interest                                        1,295,511
                                                   -----------
 Total current liabilities                          15,951,213
 Deferred credits:
   Customers  advances for construction              1,722,538
   Other deferred credits (Note 9)                   1,415,486
   Investment tax credit                               995,534
   Deferred income taxes payable by shareholders,
     net (Note 9)                                    3,665,141
                                                   -----------
 Total deferred credits                              7,798,699
                                                   -----------
 Total capital and liabilities                     $68,529,111
                                                   ===========

 See accompanying notes.

                           GREELEY GAS COMPANY
             STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                     Nine months ended
                                        September 30
                                      1993         1992
                                  ------------  ------------
                                                (Unaudited)

 Operating revenues               $52,823,283   $44,912,758
 Operating expenses:
   Gas purchased for resale        30,500,306    24,967,097
   Other operating expenses        12,861,675    12,431,691
   Maintenance and repairs          1,946,819     1,856,907
   Depreciation                     2,860,484     2,685,591
   Taxes, other than income taxes   1,507,697     1,552,236
   Income taxes (benefit)(Note 9)     369,642      (416,334)
                                  -----------   ------------
                                   50,046,623    43,077,188
                                  -----------   ------------
 Operating income                   2,776,660     1,835,570
 Other income and deductions:
   Merchandise and jobbing, net       306,509       243,300
   Other nonoperating revenue, net     34,040       299,483
                                  -----------   -----------
                                      340,549       542,783
 Interest expense:
   Interest on long-term debt       1,914,611     1,953,460
   Other interest charges             319,973       408,377
                                   -----------   ------------
                                    2,234,584     2,361,837
                                   -----------   ------------
 Net income                           882,625        16,516
 Retained earnings at beginning
   of period                       20,255,104    19,690,377
                                  -----------   ------------
                                   21,137,729    19,706,893
 Distributions to shareholders       (484,005)     (360,006)
 Amount shown as income taxes
   receivable from stockholders
   (Note 9)                          (409,497)      (41,968)
                                  ------------  ------------
 Retained earnings at end of
   of period                      $20,244,227   $19,304,919
                                  ============  ============

                           GREELEY GAS COMPANY
             STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                               (Continued)


                                      Nine months ended
                                        September 30
                                      1993          1992
                                   ---------    ---------

                                               (Unaudited)

 Earnings per share                    $5.65        $0.11

 Dividends per common share            $3.10        $2.31

 Weighted average common shares
   outstanding                       156,166      156,166


See accompanying notes.

                           GREELEY GAS COMPANY
                        STATEMENTS OF CASH FLOWS

                                         Nine months ended
                                            September 30
                                         1993       1992
                                      ----------  ----------
                                                  (Unaudited)

OPERATING ACTIVITIES
 Net income                          $  882,625   $   16,516
 Adjustments to reconcile net
   income to net cash provided by
   operating activities:
     Depreciation and amortization    3,555,496    3,249,077
     Income taxes receivable from
       shareholders                    (409,497)     (41,968)
     Deferred income taxes              830,081
     Investment tax credit              (50,942)     (54,666)
     Changes in operating assets
       and liabilities:
        Accounts receivable           4,711,756    4,188,057
        Inventories                      87,844     (512,581)
        Storage gas                    (362,892)
        Cost of gas delivered but not
          billed to customers         2,300,007    1,956,702
        Prepayments                     657,273      616,908
        Accounts payable             (4,933,239)  (5,466,790)
        Customers  deposits              12,395      (66,554)
        Accrued liabilities             474,786      590,769
        Deferred charges               (195,519)     (18,538)
        Deferred credits                572,107      214,340
                                      ----------  -----------
 Net cash provided by operating
   activities                         8,132,281    4,671,272

                      GREELEY GAS COMPANY
             STATEMENTS OF CASH FLOWS (Continued)


                                        Nine months ended
                                          September 30
                                         1993       1992
                                      ----------  ----------
                                                  (Unaudited)
 INVESTING ACTIVITIES
 Additions to utility plant           (4,611,740) (6,536,294)
 Additions to investments               (151,221)   (133,250)
 Receipts from collections of
   investments                           495,518      63,909
                                      ----------- -----------
 Net cash used in investing
   activities                         (4,267,443) (6,605,635)

 FINANCING ACTIVITIES
 Principal payments on capital
   lease obligations                     (88,508)    (64,396)
 Proceeds of short-term borrowings    17,402,500   3,320,200
 Repayment of short-term borrowings  (21,239,550) (1,467,700)
 Distributions to shareholders          (484,005)   (360,006)
                                     ------------ -----------
 Net cash provided by (used in)
   financing activities               (4,409,563)  1,428,098
                                     ------------ -----------
 Net change in cash                     (544,725)   (506,265)
 Cash at beginning of period           1,275,554   1,195,022
                                     ------------ -----------
 Cash at end of period               $   730,829  $  688,757
                                     ============ ===========

See accompanying notes.






                           GREELEY GAS COMPANY
                       NOTES TO FINANCIAL STATEMENTS
                            September 30, 1993
            (Information relative to the nine-month period ended
      September 30, 1992 not covered by independent auditors  report)


The Company's operations are predominantly those of a public utility, consisting of the distribution and transportation of natural gas to residential, commercial and industrial customers in the states of Colorado, Kansas and Missouri.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The financial information for the nine-month period ended September 30, 1992 is unaudited. Accordingly, it does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the financial statements and footnotes thereto included in the Greeley Gas Company (the Company) annual report for the year ended December 31, 1992 incorporated in the Form S-4 Registration Statement filed by Atmos Energy Corporation on October 8, 1993.

Operating results for the nine-month period ended September 30, 1993 are not necessarily indicative of the results that may be expected for the year ended December 31, 1993 due to seasonal factors affecting gas utility, construction and other operations.

Investments

The Company's marketable securities and other investments are carried at the lower of cost or market.

Inventories

Inventory details at September 30, 1993 were as follows:

   Plant materials and operating supplies    $1,596,441
   Merchandise held for resale                  384,358
                                             ----------
                                             $1,980,799
                                             ==========

Plant materials and operating supplies are carried at average cost. Merchandise is carried at the lower of specific cost or market.

Utility Plant, Depreciation and Amortization

Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Total depreciation expense approximates an annual rate of 3.25% of the average cost of depreciable plant assets and from 10% to 33 1/3% of the average cost of transportation equipment and furniture and fixtures.

Assets related to capital lease obligations are classified as utility plant. Amortization of the assets is included in depreciation expense and approximates an annual rate of 5%.

Amortization of deferred charges is provided on the straight-line method over periods ranging from 5 to 25 years.

Business Combination

The merger between the Company and Atmos Energy Corporation became final on December 22, 1993. The statement of operations for the nine-month period ended September 30, 1993 includes $205,000 of merger-related expenses. There were no items of comparable nature included in the corresponding period of 1992.

Earnings Per Common and Common Equivalent Share

Earnings per common share are computed based on the weighted average number of common shares issued and outstanding and common stock equivalents if dilutive.

Investment Tax Credit

Investment tax credit (ITC) earned prior to January 1, 1986 is being deferred and amortized to income over the productive lives of the related property. The income tax (benefit) includes the amortization of investment tax credit of $50,942 for the nine-month period ended September 30, 1993.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments, other than money market funds, with a maturity of three months or less at date of purchase to be cash equivalents.

Interest paid during the nine-month period ended September 30, 1993 was $1,739,297.

2. LEASES

The Company leases certain office and warehouse facilities and equipment under capital leases which generally contain no options to purchase but are renewable at the option of the lessee. A substantial number of the leases are with shareholders. The cost of the leased property ($3,808,655 at September 30, 1993) has been included in utility plant, and the related amortization ($701,835 at September 30, 1993) has been included in accumulated depreciation.







Minimum annual rentals for the five years subsequent to 1993 and in the aggregate are:
                                         Capital   Operating
 Year ending September 30                Leases      Leases
 ------------------------              ----------  ----------
     1994                              $  752,000  $  229,000
     1995                                 752,000     230,000
     1996                                 752,000     230,000
     1997                                 719,000     202,000
     1998 and thereafter                5,238,000     966,000
                                       ----------  ----------
     Total minimum lease payments       8,213,000   1,857,000
     Less amount representing
       contingent rentals from
       increases in the Consumer
       Price Index                      1,087,000      20,000
                                       ----------  ----------
     Net minimum lease                  7,126,000  $1,837,000
                                                   ==========
     Less amount representing interest  4,019,180
                                       ----------
     Present value of net minimum
       lease payments                  $3,106,820
                                       ==========

Rental expense for operating leases including contingent rentals related to capitalized leases during the nine-month period ended September 30, 1993 was:

 Operating leases                                  $219,000
 Contingent rentals                                 106,000
                                                   --------
                                                   $325,000
                                                   ========







3. CAPITAL STOCK
                                                September 30
                                                    1993
                                                ------------
 Common stock, $.01  par value, 1,000,000
   shares authorized, 156,166 shares issued
   and outstanding                                 $   1,562
 Capital in excess of stated value                   956,642
                                                   ---------
                                                   $ 958,204
                                                   =========

4. LONG-TERM DEBT

Long-term debt at September 30, 1993 includes the following:


 First mortgage bonds (secured by all utility
 plant assets):
   9.4% series, due May 1, 2021                  $17,000,000
   13% series, due $300,000 annually, balance
     of $1,000,000 due November 1, 1995            1,600,000
 10% notes payable, due December 31, 2011          2,303,308
                                                 -----------
                                                  20,903,308
 Less long-term debt due within one year             300,000
                                                 -----------
 Long-term debt due after one year               $20,603,308
                                                 ===========

As long as any of the first mortgage bonds are outstanding, the Company shall not pay dividends upon, acquire or redeem any shares of its capital stock, except out of earnings accumulated after December 31, 1982, plus $800,000. Approximately $6,548,000 of retained earnings at September 30, 1993 is restricted.

The aggregate annual maturities of long-term debt for the four years subsequent to 1993 are:

   Year ending September 30       Annual maturities
   ------------------------       -----------------
               1994               $   300,000
               1995                   300,000
               1996                 1,000,000
               1997                         0


5. NOTES PAYABLE TO SHAREHOLDERS AND EMPLOYEES

Notes payable to shareholders and employees are for six-month terms and bear interest at rates ranging from 4.0% to 4.5%. Interest incurred on such notes aggregated $11,326 and $28,593 for the period ended September 30, 1993.

6. NOTES PAYABLE TO BANKS

The Company has unsecured lines of credit with banks totaling $11,500,000. The lines of credit bear interest at the bank s prime rate and expire May 1, 1994 and June 30, 1994. The agreements require the Company to maintain certain financial ratios. At September 30, 1993, $7,000,000 of such lines was available for borrowing.

7. RETIREMENT PLANS

The Company has a defined benefit pension plan covering substantially all regular employees who have completed one year of service. Benefits are based on years of service and the employee s compensation during the last ten years of employment. The Company s funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Plan assets include corporate bonds, equity securities, mutual funds, bond coupons, partnership interests, U.S. Treasury notes, Federal Home Loan Mortgage Corporation Participation Certificates and other miscellaneous notes.

The following table sets forth the plan's funded status at September 30, 1993:

 Actuarial present value of benefit
   obligations:
     Accumulated benefit obligation,
       including vested benefits of
       $9,958,766 at September 30, 1993        $(10,088,315)
     Additional amounts related to
       projected pay increases                   (3,270,495)
                                               -------------
     Projected benefit obligation               (13,358,810)
 Plan assets at fair value                       14,203,586
                                               -------------
 Excess of plan assets over projected
   benefit obligation                               844,776
     Unrecognized net asset                      (2,389,929)
     Unrecognized net loss from past
       experience different from
       that assumed                               2,677,298
                                               ------------
 Prepaid pension cost                          $  1,132,145
                                               ============

Net pension expense (benefit) includes the following components at September 30, 1993:

   Service cost                                   $ 277,517
   Interest cost on projected benefit
     obligations                                    716,477
   Actual return on plan assets                    (893,565)
   Net amortization and deferral                   (202,671)
                                                  ----------
   Net pension expense (benefit)                  $(102,242)
                                                  ==========

Accumulated plan benefits were computed using the Projected Unit Credit funding method. The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations were 7.75% and 6.25%, respectively. The expected long-term rate of return on plan assets was 9%.

Effective January 1, 1988, the Company adopted a 401(k) plan that covers substantially all employees. Employee contributions are limited to 6% of base compensation. The Company matches 50% of employee contributions. Total employer contributions to the 401(k) plan were $229,733 for the period ended September 30, 1993.

8. COMMITMENTS AND CONTINGENCIES

The Company is a party to various suits arising in the ordinary course of business. While the ultimate outcome of such actions cannot be ascertained at this time, in the opinion of management, the liabilities, if any, which may arise from such actions would not have a material adverse effect on the financial position of the Company.

9. INCOME TAXES

The Company is classified as an S Corporation (small business corporation) under the provisions of the Internal Revenue Code. Accordingly, the liability for payment of federal and state income taxes is the responsibility of the Company's stockholders.

Normally, income taxes are not reported in the financial statements of S Corporations. However, during 1991, as part of the settlement of rate cases filed in the states of Colorado and Kansas, the Company was stipulated or ordered to begin providing for current and deferred income taxes. The rulings stipulated that the provision for income taxes should be calculated as if the Company were a taxable corporation, except using individual income tax rates not to exceed the corporate tax rate. These rate cases impact only utility operations; no income taxes are provided for the Company's nonutility operations because of the Company's status as an S Corporation. As a result of the 1993 Budget Reconciliation Act, the maximum federal individual income tax rate is now higher than the maximum corporate income tax rate. As a result of this tax rate increase, on January 1, 1993 the Company began using the federal corporate income tax rate applicable to the Company's taxable income from utility operations.

The net effect of the tax increase was recognized in income tax expense for the nine months ended September 30, 1993 because it is not probable that rate regulators will allow the recovery of that amount.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income
Taxes.   Deferred income tax assets and liabilities reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These amounts, if required, reflect the gross of tax presentation under SFAS No. 109, and result from the following.








                                               September 30
                                                  1993
                                               ------------

 Deferred tax liabilities:
   Tax over book depreciation                  $3,930,078
   Prepaid pension plan expenses                  424,555
                                               ----------
 Total deferred tax liabilities                 4,354,633

 Deferred tax assets:
   Unbilled revenues                              287,512
   Customer advances for construction             640,565
   Vacation accrual                               265,279
   Other                                          101,430
                                               ----------
 Total deferred tax assets                      1,294,786
                                               ----------
 Net deferred tax liabilities                  $3,059,847
                                               ==========
 SFAS No. 109 deferred accounts for
   rate regulated entities (included in
   other deferred credits):
               Liabilities                     $  750,909
                                               ==========
 As reported:
   Deferred income taxes:

     Receivable from stockholders, net         $  605,294
     Payable by stockholders, net               3,665,141
                                               ----------
   Net deferred tax liabilities                $3,059,847
                                               ==========







Significant components of the provision for income taxes for the nine months ended September 30, 1993 are as follows:

 Current:
   Federal                                       $(354,937)
   State                                           (54,560)
                                                 ----------
 Total current                                    (409,497)

 Deferred:
   Federal                                         647,256
   State                                            99,578
                                                 ----------
                                                   746,834
   Tax rate change                                 103,443
   Amortization of excess deferred
     income taxes                                  (20,196)
                                                 ----------
 Total deferred                                    830,081
 Amortization of deferred ITC                      (50,942)
                                                 ----------
                                                 $ 369,642
                                                 ==========

Generally, the Company makes distributions from retained earnings to shareholders to cover current income taxes attributable to the Company's earnings.

Internal Revenue Service rules require the Company to amortize excess deferred income taxes over a period approximating the remaining lives of the related assets. The excess deferred income taxes resulted from a decrease in the federal tax rate from 46% to 34% and are being amortized over a period approximating 29 years. The unamortized balance at September 30, 1993, which is included in other deferred credits on the Company s September 30, 1993 balance sheet, was $443,550 and reflects the gross of tax presentation under SFAS No. 109.







The components of the Company's provision for deferred income taxes for the nine-month period ended September 30, 1993 are as follows:

   Depreciation                                   $337,431
   Unbilled revenues                               594,833
   Customer advances for construction             (209,224)
   Other                                            23,794
                                                  --------
                                                  $746,834
                                                  ========


10. POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

In addition to providing pension benefits, the Company also provides certain other postretirement benefits to employees retiring under the terms of the Company's retirement plans. The most significant of these benefits is the continuation of medical insurance. The Company s cost of providing these postretirement benefits is recognized by expensing the monthly insurance premiums as paid, net of contributions from retirees. Net Company contributions were $264,059 for the period ended September 30, 1993.

In December 1990, the Financial Accounting Standards Board issued new rules that require that the projected future cost of providing postretirement benefits, such as health care and life insurance (referred to as OPEBs), be recognized as an expense as employees render service instead of when the benefits are paid. Companies can elect to record the cumulative effect of the accounting change as a charge against income in the year the rules are adopted, or alternatively, on a prospective basis as a part of the future annual benefit cost.

The Company currently is accumulating the necessary data and expects to apply the new rules starting in the first quarter of 1994 on a prospective basis. Based on preliminary estimates, the new rules are expected to result in an increase in 1994 net periodic postretirement benefit cost of approximately $2,100,000. The unrecognized accumulated postretirement benefit obligation is estimated to be approximately $13,400,000 at December 31, 1993.








11. LONG-TERM NATURAL GAS PURCHASE COMMITMENTS

The Company has entered into various natural gas supply contracts which expire at various dates from 1993 through 2004. The contracts generally require certain monthly minimum payments. Based on current prices, the minimum take or pay obligation at September 30, 1993 is as follows:

 Year ending September 30
 ------------------------
   1994                                $3,649,000
   1995                                 3,636,000
   1996                                    13,000
   1997 and thereafter                    101,000
                                       ----------
     Total                             $7,399,000
                                       ==========

Natural gas purchases under these contracts for the nine months ended September 30, 1993 approximated $2,793,000.

On October 1, 1993, the Federal Energy Regulatory Commission's (FERC) order number 636 became effective for interstate gas pipeline companies, from whom the Company purchases much of its natural gas supplies. This order required pipeline companies to unbundle their gas sales and transportation services and offer them separately to customers. The effect of this order is that the Company now has long-term commitments for the transportation of natural gas with its interstate suppliers but must secure its natural gas supplies from other parties.
















                      PRO FORMA FINANCIAL INFORMATION
                          ATMOS ENERGY CORPORATION


                 Unaudited Pro Forma Condensed Balance Sheet
                   at September 30, 1993

                 Unaudited Pro Forma Condensed Statement of Income
                   for the Twelve Months Ended September 30, 1993

                 Notes to Unaudited Pro Forma Condensed Financial
                   Statements







             UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements give effect to the Merger of Atmos and Greeley on a pooling of interests basis of accounting. The pro forma condensed balance sheet assumes that the Merger took place on September 30, 1993 and combines the September 30, 1993 balance sheets of Atmos and Greeley. The pro forma condensed statement of income for the year ended September 30, 1993 was prepared based on the historical financial statements of Atmos for the year then ended and the financial statements of Greeley for two interim periods. Since Greeley's fiscal year ends on December 31, the historical data for Greeley used in the pro forma condensed income statement for the twelve months ended September 30, 1993 was computed by adding the unaudited interim results for the quarter ended December 31, 1992 to the interim results for the nine months ended September 30, 1993. The pro forma income statement was computed assuming the Merger was consummated at the beginning of the period presented. Greeley's operating results for the three months ended December 31, 1992 were included in both the pro forma condensed statement of income for the year ended September 30, 1992 which is incorporated by reference herein, and in the pro forma condensed statement of income for the year ended September 30, 1993. Greeley's operating revenues and net income for the three months ended December 31, 1992 were $18,323,000 and $950,000, respectively.

     These pro forma condensed financial statements should be read in conjunction with the historical consolidated financial statements and notes of Atmos included in its Form 10-K for the fiscal year ended September 30, 1993 and the financial statements and notes of Greeley for the year ended December 31, 1992, incorporated herein by reference. The unaudited pro forma condensed statement of income is not necessarily indicative of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the period presented.







                     ATMOS ENERGY CORPORATION AND GREELEY GAS COMPANY
                             PRO FORMA CONDENSED BALANCE SHEET
                                        (Unaudited)
                                    September 30, 1993

                                                    ATMOS         GREELEY         PRO FORMA
                                                    ENERGY          GAS          ADJUSTMENTS      PRO
                                                    CORP.         COMPANY         (NOTE 2)        FORMA
                                                   --------       --------     -----------       --------
                                                                    (In thousands)
 ASSETS
 Property, plant and equipment                     $399,404       $102,108                       $501,512
 Accumulated depreciation and amortization          158,894         43,343                        202,237
                                                   --------       --------       -------         --------
   Net property, plant and equipment                240,510         58,765                        299,275
 Current assets
   Cash and cash equivalents                          1,584            731      $(1,500) (E)          815
   Accounts receivable                               26,905          2,295        1,317  (F)       30,517
   Inventories                                        4,083          1,981                          6,064
   Gas stored underground                            17,240            363                         17,603
   Other current assets                               3,327          1,489         (605) (C)
                                                                                   (879) (F)        3,332
                                                   --------       --------       -------         --------
     Total current assets                            53,139          6,859       (1,667)           58,331

 Deferred charges and other assets                   30,045          2,905          (57) (F)       32,893
                                                   --------       --------       -------         --------
                                                   $323,694       $ 68,529      $(1,724)         $390,499
                                                   ========       ========      ========         ========

 See notes to unaudited pro forma condensed financial statements.

       ATMOS ENERGY CORPORATION AND GREELEY GAS COMPANY
         PRO FORMA CONDENSED BALANCE SHEET (Continued)
                          (Unaudited)
                      September 30, 1993

                                                   ATMOS           GREELEY       PRO FORMA
                                                  ENERGY             GAS        ADJUSTMENTS         PRO
                                                   CORP.           COMPANY        (NOTE 2)         FORMA
                                                 ----------       --------      -----------      --------
                                                                       (In thousands)
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Shareholders' equity
   Common stock                                   $      38       $      2      $    10  (B)     $     50
   Additional paid-in capital                        93,357            956          (10) (B)       94,303
   Retained earnings                                 24,832         20,244          533  (C)
                                                                                 (1,500) (E)
                                                                                    236  (F)       44,345
                                                   --------       --------     --------          --------
     Total shareholders' equity                     118,227         21,202         (731)          138,698
 Long-term debt                                      85,250         20,603                        105,853
                                                   --------       --------     --------          --------
     Total capitalization                           203,477         41,805         (731)          244,551
 Current liabilities:
    Current maturities of long-term debt              6,000            300                          6,300
    Notes payable to banks                           31,200          4,500                         35,700
    Accounts payable                                 22,819          5,573                         28,392
    Taxes payable                                     2,964            833          145  (F)        3,942
    Customers' deposits                               4,547          3,316                          7,863
    Other current liabilities                         4,707          1,429                          6,136
                                                   --------       --------      -------          --------
      Total current liabilities                      72,237         15,951          145            88,333
 Deferred income taxes                               28,802          4,661           75  (C)       33,538
 Deferred credits and other liabilities              19,178          6,112       (1,213) (C)       24,077
                                                   --------       --------      --------         --------
                                                   $323,694       $ 68,529      $(1,724)         $390,499
                                                   ========       ========      ========         ========

 See notes to unaudited pro forma condensed financial statements.







              ATMOS ENERGY CORPORATION AND GREELEY GAS COMPANY
                  PRO FORMA CONDENSED STATEMENT OF INCOME
                                (Unaudited)
                       Year ended September 30, 1993

                                                   ATMOS         GREELEY          PRO FORMA
                                                   ENERGY          GAS           ADJUSTMENTS       PRO
                                                    CORP         COMPANY          (NOTE 2)        FORMA
                                                   --------       --------       -------------    --------
                                                             (In thousands, except per share data)
 Operating revenues                                $388,495        $71,146      $ (235)    (G)    $459,406
 Purchased gas cost                                 255,454         41,078         102     (G)     296,634
                                                   --------       --------      --------          --------
   Gross profit                                     133,041         30,068        (337)            162,772
 Operating expenses:
   Operation                                         65,230         16,954                          82,184
   Maintenance                                        3,804          2,531                           6,335
   Depreciation and amortization                     13,620          3,813                          17,433
   Taxes, other than income                          14,915          1,891                          16,806
   Income taxes                                       9,405            668          362    (D)
                                                                                   (128)   (G)      10,307
                                                   --------       --------      --------          --------
     Total operating expenses                       106,974         25,857          234            133,065
                                                   --------       --------      --------          --------
 Operating income                                    26,067          4,211         (571)            29,707
 Other income (expense)                               (153)            719                             566
 Interest charges                                    10,202          3,097                          13,299
                                                   --------       --------      --------          --------
 Net income                                        $ 15,712        $ 1,833      $  (571)          $ 16,974
                                                   ========        =======      ========          ========
 Net income per share                              $   2.17                                       $   1.78
                                                   ========                                       ========
 Average shares outstanding                           7,229                       2,329    (A)       9,558
                                                   ========                     ========          ========

See notes to unaudited pro forma condensed financial statements.

              ATMOS ENERGY CORPORATION AND GREELEY GAS COMPANY
             NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                (Unaudited)

1. MERGER

Pursuant to the terms of the Reorganization Agreement, the outstanding shares of Greeley Stock were converted into the right to receive a total of 2,329,330 shares of Atmos Stock. The pro forma financial statements assume the issuance of the Atmos stock in connection with the merger and that the transaction will be accounted for as a pooling of interests.

2. PRO FORMA ADJUSTMENTS

The pro forma adjustments in the accompanying unaudited pro forma condensed financial statements are listed below. Certain reclassifications have been made to make classifications for similar items consistent between the companies.

(A) The pro forma net income per share is based on the historical weighted average of Atmos Stock outstanding plus 2,329,330 shares issued at the date of the Merger.

(B) The balance sheets were combined to reflect the combination of Atmos and Greeley as a pooling of interests. Since 2,329,330 shares of Atmos Stock (stated value of $.005) were issued, the common stock caption was increased $12,000. This was offset against the elimination of Greeley's common stock ($2,000) and the net effect reduced additional paid-in capital by $10,000.

(C) Reflects the recording of deferred income taxes to be restored to the balance sheet of Greeley as a result of terminating its status as a Subchapter S corporation in connection with the Merger. Timing differences of Greeley relate to differences between income tax reporting and financial statement reporting treatments of such items as vacation accruals, depreciation and the allowance for doubtful accounts. These deferred income taxes have been recorded in accordance with APB Opinion No. 11, "Accounting for Income Taxes."

(D)              Greeley filed income taxes as a Subchapter S corporation.
                 For purposes of determining the pro forma effect of the Greeley acquisition on Atmos' consolidated statements of income, income tax expense of Greeley has been increased to reflect corporate tax rates on Greeley's operations. This income tax provision assumes that Greeley had adopted the same accounting principles as Atmos (APB Opinion No. 11, "Accounting for Income Taxes").








(E) The pro forma statement of income does not include an adjustment for approximately $1,500,000 in nonrecurring expenses relating to the proposed pooling of interest which are estimated and expected to be incurred within the 12-month period following the transaction date. The pro forma balance sheet reflects the net effect of these expenses through a reduction of cash and retained earnings as of September 30, 1993.

(F) To adjust Greeley's balance sheet to include unbilled receivables for natural gas delivered through September 30, 1993 and to eliminate related deferred gas costs to conform accounting policy to the policy of Atmos.

(G) To conform Greeley's revenue recognition method from recognizing revenue and related costs in the period in which customers are billed to recognizing such items in the period in which gas deliveries are made.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ATMOS ENERGY CORPORATION
                                        (registrant)



DATE:   January 28, 1994           By: /s/ JAMES F. PURSER
                                      ---------------------------
                                           James F. Purser
                                        Executive Vice President
                                      and Chief Financial Officer








                               EXHIBITS INDEX
                                 Item 7(c)



                                           Sequentially Numbered
  Exhibit                                  Page or Incorporation
  Number             Description              by Reference to
 ---------  ----------------------------- ----------------------

    2.1     Agreement and Plan of         Exhibit 2 to Amendment
            Reorganization dated July 2,  No. 2 to Form S-4
            1993 by and among Atmos,      (Reg. No. 33-67098)
            Greeley Gas Acquisition       filed October 8, 1993.
            Corporation, and Greeley.

    2.2     List of schedules omitted     Exhibit 2.2 to Form
            from Exhibit 2.1.             8-K filed January 5,
                                          1994.

    4.1     Restated Articles of          Exhibit 3(a) of Form
            Incorporation of Atmos dated  10-K for fiscal year
            November 10, 1989.            ended September 30,
                                          1991.

    4.2     Bylaws of Atmos (Amended and  Exhibit 3 of Form 10-Q
            restated as of February 12,   for quarter ended
            1992).                        March 31, 1992.

    4.3     Specimen Common Stock         Exhibit 4(b) of Form
            Certificate (Atmos Energy     10-K for fiscal year
            Corporation).                 ended September 30,
                                          1988 (File No. 1-
                                          10042).

    4.4     Rights Agreement dated as of  Exhibit 1 of Form 8-K
            April 27, 1988 between Atmos  filed May 10, (File
            and Morgan Shareholder        No. 0-11249).
            Services Trust Company.

    23      Consent of Ernst & Young,
            Denver, Colorado.